SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2000

POLYONE CORPORATION
(Exact name of registrant as specified in charter)

Ohio	1-16091	34-1730488

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Suite 36-5000, 200 Public Square, Cleveland, Ohio	44114-2304

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 589-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

      On August 29, 2000, The Geon Company and M.A. Hanna Company announced that the stockholders of Geon and M.A. Hanna adopted the Agreement and Plan of Consolidation, dated as of May 7, 2000, as amended, by and among Geon, M.A. Hanna and Consolidation Corp., under which Geon, M.A. Hanna and Consolidation Corp. would consolidate to form PolyOne Corporation (the “Company”). The text of the joint press release of Geon and M.A. Hanna is filed herewith as Exhibit 99.1.

      On August 31, 2000, The Geon Company and M.A. Hanna Company announced that Geon, M.A. Hanna and Consolidation Corp. had consolidated to form the Company. The text of the joint press release of Geon and M.A. Hanna is filed herewith as Exhibit 99.2. As a result of the consolidation, each share of Geon common stock was converted into two common shares of the Company and each share of M.A. Hanna common stock was converted into one common share of the Company.

      The Geon Company is a leading North American-based performance polymer products and services company that produces compounds, specialty vinyl resins and formulations, engineered calendered film, and other value-added products and services. Geon has over 30 manufacturing plants and participates in joint ventures in various countries. Geon operates in two business segments: Performance Polymers and Services, and Resin and Intermediates and employs more than 3,100 people.

      M.A. Hanna Company is a leading international specialty polymers company with business segments in rubber processing, plastic processing, and distribution. M.A. Hanna produces rubber and plastic compounds, rubber color and additives, and plastic color and additives. It also distributes plastic resin and plastic sheet, rod, tube and film. M.A. Hanna employs more than 7,000 associates in more than 25 countries.

      The Company presently intends to operate Geon and Hanna as a combined entity under the name of PolyOne Corporation. The Company will conduct a review of the combined company and its subsidiaries and their respective assets, businesses, corporate structure, capitalization, operations, properties, policies, management and personnel. After such review, the Company will determine what actions or changes, if any, would be desirable in light of the circumstances which then exist.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements

The financial statements of Geon and M.A. Hanna for the periods specified in Rule 3-05(b) of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than sixty days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The Pro Forma financial statements of Geon and M.A. Hanna required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than sixty days after the date on which this Current Report on Form 8-K is required to be filed.

(c)	Exhibits.

10.1	Agreement and Plan of Consolidation by and between M.A. Hanna Company and The Geon Company, dated as of May 7, 2000, as amended.

99.1	Joint press release of The Geon Company and M.A. Hanna Company, dated August 29, 2000.

99.2	Joint press release of The Geon Company and M.A. Hanna Company, dated August 31, 2000.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

	By:	/s/ Gregory L. Rutman

Name: Gregory L. Rutman
Title: Chief Legal Officer and Secretary

Dated: August 31, 2000

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Consolidation by and between M.A. Hanna Company and The Geon Company, dated as of May 7, 2000, as amended (incorporated by reference to Exhibit 2.1 to the Registration Statement of The Geon Company and M.A. Hanna Company on Form S-4, dated May 18, 2000, as amended).

99.1	Joint press release of The Geon Company and M.A. Hanna Company, dated August 29, 2000.

99.2	Joint press release of The Geon Company and M.A. Hanna Company, dated August 31, 2000.